UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  February 4, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	001-16217 (Commission File Number)	95-2961036 (IRS Employer Identification No.)

27027 Tourney Road, Valencia, California (Address of Principal Executive Offices)	91355 (Zip Code)

(661) 799-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                On February 4, 2005, Mr. Richard E. Belluzzo resigned from the Board of Directors of Specialty Laboratories, Inc. (the “Company”).  Mr. Belluzzo served as Chairman of the Board and also served as Chairman of the Nominating/Corporate Governance Committee and the Compensation Committee of the Board of Directors.  Mr. Belluzzo informed the Board that he resigned because of recently increased external professional obligations.  To the knowledge of the Company’s executive officers, Mr. Belluzzo’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

                On February 5, 2005, the Company’s Board of Directors appointed Mr. Richard K. Whitney, a current Director, to serve as Chairman.

Item 7.01                Regulation FD Disclosure

                On February 10, 2005, the Company issued a press release announcing the resignation of Mr. Belluzzo.  The press release is attached as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference:   In accordance with General Instruction B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01                Financial Statements and Exhibits

(c)           Exhibit.                   The following document is filed as an exhibit to this report.

                99.1         Press Release dated February 10, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2005

SPECIALTY LABORATORIES, INC.

By:	/s/ Kevin R. Sayer
Kevin R. Sayer
Chief Financial Officer

EXHIBIT INDEX

The following document is filed as an exhibit to this report:

Exhibits

99.1         Press Release dated February 10, 2005